Exhibit 10.5

ACCORD AND SATISFACTION AGREEMENT
THIS ACCORD AND SATISFACTION AGREEMENT ("Agreement") is made and entered into in multiple counterparts this 17th day of July, 2006, by and between Cobalis Corp., a Nevada corporation ("Obligor"), and Radul Radovich, as an individual, St. Petka Trust, organized in Delaware, R and R Holdings, Inc., a Nevada corporation, R R Development, a California corporation, and Silver Mountain Promotions, Inc., a Nevada corporation (referred to herein as either "Obligee" or “Obligees”), or collectively, the “Parties”.

A. Obligor and the Obligees have, to date, entered into a series of Promissory Notes (“Promissory Notes”), which bear interest at 10% per annum and are payable on demand. The specifics of each of the Promissory Notes are set forth herein. Obligees and Obligor acknowledge and agree that the Promissory Notes shall be converted to shares of Obligor’s restricted common stock at the rate of $1.30 per share, fractional shares to be rounded upward.

B. Obligee R and R Holdings, Inc., and Obligor herewith acknowledge and agree that Obligor’s wholly-owned subsidiary BioGentec Inc. owes Obligee R and R Holdings, Inc., the sum of $512,392 pursuant to that certain consulting contract between BioGentech Inc. and R and R Holdings, Inc., dated January 1, 2001 (the “Consulting Contract”), and that R and R Holdings, Inc., herewith agrees to convert that amount owed into restricted shares of Obligor’s common stock at the rate of $1.30, or 394,148 shares, any such fractional shares to be rounded upward.

C.  Obligor herewith undertakes to amend its Articles of Incorporation to authorize the issuance of up to 100,000,000 shares of Obligor’s $.001 par value common stock, pursuant to the outcome of a duly noticed and held meeting of its shareholders, conducted as soon as practicable and in compliance with all applicable state laws and federal securities regulations.

D. Obligor and Obligees hereby acknowledge and agree that after the stated performance hereunder has been rendered by Obligor, the Promissory Notes, including any and all interest thereon, shall be absolutely and completely extinguished.

E. Obligor wishes to tender, and Obligees wish to accept, the consideration more particularly described herein, on the terms and subject to the conditions specified in this Agreement and in full and complete satisfaction of the Promissory Notes and all current obligations owing under the Consulting Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE WHICH RECITALS SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

1. Consideration. As consideration for the complete and full discharge of the Promissory Notes and all amounts owed under the Consulting Agreement and subject in all instances to each of the terms, conditions, provisions and limitations specified in this Agreement, Obligor will deliver or cause to be delivered on or before that date which is 10 days following the filing of articles of amendment to the Obligor’s Articles of Incorporation with the Secretary of State of Nevada, effecting an increase in the Obligor’s authorized common stock to 100,000,000 shares, subject to the covenants, terms and conditions contained herein, restricted shares of Obligor’s $.001 par value common stock at the rate of $1.30 per share per dollar owed, including any and all interest owing to Obligees (the “Consideration”).

The Parties agree that the Consideration shall be issued as follows;

Obligee	Principal Amount	Accrued Interest through 6/30/06	Total Owed as of 6/30/06	Conversion Rate	Number of shares
Radul Radovich, an individual	$956,611	$127,509	$1,084,120	$1.30	833,938
St. Petka Trust	$1,585,500	$211,335	$1,796,835	$1.30	1,382,180
R and R Holdings	$471,507	$62,848	$534,355	$1.30	411,042
Silver Mountain Promotions, Inc.	$922,103	$122,909	$ 1,045,012	$1.30	803,855
R R Development	$170,000	$51,838	$ 221,838	$1.30	170,644
Total	$4,105,721	$576,440	$4,682,161		3,601,662

Obligee	Consulting Fees Owed	Conversion Rate	Number of shares
Radul Radovich, an individual	$512,392	$1.30	394,147

2. Release of Claims by Obligees.

2.1  Release of Obligor. Obligees, on behalf of themselves, their agents, relatives, associates, representatives, employees, attorneys, joint venturers, general and limited partners, predecessors, affiliates, heirs, successors and assigns, and all persons acting by, through, under or in concert with any of them, hereby irrevocably and forever releases, acquits and discharges the Obligor and its agents, officers, directors, shareholders, employees, attorneys, joint venturers, general and limited partners, successors, predecessors, parent and subsidiary corporations, affiliates, attorneys, accountants, representatives, contractors, and assigns and all persons acting by, through, under or in concert with any of them, and the assets, properties, rights, interests, choses-in-action, goodwill and other properties, tangible and intangible, of Obligor, from any and all claims, charges, complaints, injuries, liabilities, obligations, losses, debts, suits, demands, grievances, costs, expenses (including, but not limited to, attorneys' fees, receiver fees, accountant fees, and other professional and expert fees) rights, actions and causes of action, of any nature or manner whatsoever, known and unknown, suspected and unsuspected, contingent or fixed, liquidated or unliquidated, past, present or future, including, but not limited to, rights arising out of alleged violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any tort, or any federal, state or other governmental statute, regulation, law or ordinance from the beginning of time to the date of execution of this Agreement, which Obligees may have as to Obligor, Obligor’s assets, properties, rights, interests, choses-in-action, goodwill and other properties, tangible and intangible, and as to Obligor's agents, officers, directors, shareholders, employees, joint venturers, affiliates, general and limited partners, predecessors, parent and subsidiary corporations, accountants, attorneys, contractors, representatives, successors and assigns and all persons acting by, through, under or in concert with any of them.

2.2 Exceptions. The only exceptions to the releases specified in this Agreement are the obligations created and evidenced by the terms, conditions and provisions of this Agreement, as specified expressly in this Agreement.

2.3 Assumption of Risk. It is understood that there is a risk that, subsequent to the execution and delivery of this Agreement, losses, damages or injuries might be incurred which are unknown or unanticipated, for whatever reason, at the time of the execution and delivery of this Agreement. It is none the less specifically agreed that the releases specified in this Agreement are fully and completely effective regardless of any present lack of knowledge on the part of any party as to any claims, charges, complaints, liabilities, obligations, debts, suits, demands, grievances, losses, damages, injuries, costs, expenses, rights, actions or causes of action, or as to any possible fact or circumstance relating in any manner to the matters for which the releases specified in this Agreement are made. Obligees voluntarily, intentionally and expressly waive the benefits and provisions of Section 1542 of the Civil Code of the State of California, and any similar law of any state or territory of the United States of America or other jurisdiction. Specifically, that Section 1542 specifies as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

3. Governmental Rules and Regulations. The provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction over the transaction contemplated by the provisions of this Agreement.

4. Notices. All notices, requests, claims, demands and other communications to be given pursuant to the provisions hereof by any party to this Agreement to any other party to this Agreement may be effected by personal delivery in writing or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of one business day after mailing. Mailed notices shall be addressed as set forth below; provided, however, each party to this Agreement may change its address by written notice in accordance with the provisions of this paragraph:

If to Obligees	Radul Radovich
46 Calle Fresno
San Clemente, CA 92672

St. Petka Trust
46 Calle Fresno
San Clemente, CA 92672

RR Development
46 Calle Fresno
San Clemente, CA 92672

R and R Holdings, Inc.
46 Calle Fresno
San Clemente, CA 92672

Silver Mountain Promotions, Inc.
46 Calle Fresno
San Clemente, CA 92672

If to Obligor	Cobalis Corp.
2445 McCabe Way
Suite 150
Irvine, CA 92614

5. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties to this Agreement with respect to the subject matter hereof and contains all the covenants and agreements between said parties with respect thereto, and each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that any other agreement, statement, or promise concerning the subject matter set forth in this Agreement shall be of no force or effect except in a subsequent modification in writing signed by the party to be charged.

6. Severability. In the event any part of this Agreement, for any reason, is declared to be invalid, such decision shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties to this Agreement that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter declared invalid.

7. Captions and Interpretations. Captions of the paragraphs of this Agreement are for convenience and reference only, and the words contained in those captions shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the terms, conditions and provisions of this Agreement. The language and all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language and those parts and as if that language and those parts were prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement and participated in the negotiation and drafting of this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.

8. Further Assurance. Each party to this Agreement hereby agrees to take any and all action necessary or appropriate to execute and discharge its responsibilities and obligations created pursuant to the provisions of this Agreement and to further effectuate and carry out the intents and purposes of this Agreement and the transactions contemplated hereby.

9. Number and Gender. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word "person" shall include individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity.

10. Execution in Counterparts. This Agreement may be executed in several counterparts and, when so executed, it shall constitute one agreement binding all parties to this Agreement, notwithstanding that all parties to this Agreement are not signatory to the original and same counterpart. Facsimile signatures shall be as valid as original signatures for purposes of executing this Agreement.

11. Successors and Assigns. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties hereto. No provisions of this paragraph, however, shall be a consent to the assignment or delegation by any party to this Agreement of its respective rights and obligations created pursuant to the provisions of this agreement.

IN WITNESS WHEREOF, the parties to this Accord and Satisfaction Agreement have executed in duplicate this Agreement as of the date first above written.

St. Petka Trust, a Delaware Trust
R R Development, a California corporation
R and R Holdings, Inc, a Nevada corporation
Silver Mountain Promotions, Inc., a Nevada corporation
Radul Radovich, individually

/s/ Chaslav Radovich Power of Attorney for R R
Radul Radovich on behalf of each and all Obligees

Cobalis Corp., a Nevada corporation, as Obligor

By:	/s/ Gerald Yakatan
Gerald Yakatan, Chief Executive Officer

By:	/s/ Thomas Stankovich
Thomas Stankovich, Chief Financial Officer

GENERAL POWER OF ATTORNEY

I, RADUL RADOVICH, residing at 46 Calle Fresno, San Clemente, California 92672, hereby appoint CHASLAV RADOVICH of 46 Calle Fresno, San Clemente, California 92672, as my Attorney-in-Fact ("Agent").

I hereby revoke any and all general powers of attorney that previously have been signed by me. However, the preceding sentence shall not have the effect of revoking any powers of attorney that are directly related to my health care that previously have been signed by me.

My Agent shall have full power and authority to act on my behalf. This power and authority shall authorize my Agent to manage and conduct all of my affairs and to exercise all of my legal rights and powers, including all rights and powers that I may acquire in the future. My Agent's powers shall include, but not be limited to, the power to:

1.
Open, maintain or close bank accounts (including, but not limited to, checking accounts, savings accounts, and certificates of deposit), brokerage accounts, and other similar accounts with financial institutions.

a.
Conduct any business with any banking or financial institution with respect to any of my accounts, including, but not limited to, making deposits and withdrawals, obtaining bank statements, passbooks, drafts, money orders, warrants, and certificates or vouchers payable to me by any person, firm, corporation or political entity.

b.	Perform any act necessary to deposit, negotiate, sell or transfer any note, security, or draft of the United States of America, including U.S. Treasury Securities.

c.	Have access to any safe deposit box that I might own, including its contents.

2.	Sell, exchange, buy, invest, or reinvest any assets or property owned by me. Such assets or property may include income producing or non-income producing assets and property.

3.	Purchase and/or maintain insurance, including life insurance upon my life or the life of any other appropriate person.

4.	Take any and all legal steps necessary to collect any amount or debt owed to me, or to settle any claim, whether made against me or asserted on my behalf against any other person or entity.

5.	Enter into binding contracts on my behalf.

6.	Exercise all stock rights on my behalf as my proxy, including all rights with respect to stocks, bonds, debentures, or other investments.

7.	Maintain and/or operate any business that I may own.

8.	Employ professional and business assistance as may be appropriate, including attorneys, accountants, and real estate agents.

9.
Sell, convey, lease, mortgage, manage, insure, improve, repair, or perform any other act with respect to any of my property (now owned or later acquired) including, but not limited to, real estate and real estate rights (including the right to remove tenants and to recover possession). This includes the right to sell or encumber any homestead that I now own or may own in the future.

10.	Prepare, sign, and file documents with any governmental body or agency, including, but not limited to, authorization to:

a.	Prepare, sign and file income and other tax returns with federal, state, local, and other governmental bodies.

b.	Obtain information or documents from any government or its agencies, and negotiate, compromise, or settle any matter with such government or agency (including tax matters).

c.
Prepare applications, provide information, and perform any other act reasonably requested by any government or its agencies in connection with governmental benefits (including military and social security benefits).

11.
Make gifts from my assets to members of my family and to such other persons or charitable organizations with whom I have an established pattern of giving. However, my Agent may not make gifts of my property to the Agent.

12.	Transfer any of my assets to the trustee of any revocable trust created by me, if such trust is in existence at the time of such transfer.

13.	Disclaim any interest which might otherwise be transferred or distributed to me from any other person, estate, trust, or other entity, as may be appropriate.

This Power of Attorney shall be construed broadly as a General Power of Attorney. The listing of specific powers is not intended to limit or restrict the general powers granted in this Power of Attorney in any manner.

Any power or authority granted to my Agent under this document shall be limited to the extent necessary to prevent this Power of Attorney from causing: (i) my income to be taxable to my Agent, (ii) my assets to be subject to a general power of appointment by my Agent, and (iii) my Agent to have any incidents of ownership with respect to any life insurance policies that I may own on the life of my Agent.

My Agent shall not be liable for any loss that results from a judgment error that was made in good faith. However, my Agent shall be liable for willful misconduct or the failure to act in good faith while acting under the authority of this Power of Attorney.

I authorize my Agent to indemnify and hold harmless any third party who accepts and acts under this document.

My Agent shall be entitled to reasonable compensation for any services provided as my Agent. My Agent shall be entitled to reimbursement of all reasonable expenses incurred in connection with this Power of Attorney.

My Agent shall provide an accounting for all funds handled and all acts performed as my Agent, if I so request or if such a request is made by any authorized personal representative or fiduciary acting on my behalf.

This Power of Attorney shall become effective immediately and shall not be affected by my disability or lack of mental competence, except as may be provided otherwise by an applicable state statute. This is a Durable Power of Attorney. This Power of Attorney shall continue effective until my death. This Power of Attorney may be revoked by me at any time by providing written or verbal notice to my Agent.

Dated June 19th, 2006 at Irvine, California.

/s/Radul Radovich
RADUL RADOVICH

WITNESS' SIGNATURE: /s/ Bojan Cosic BOJAN COSIC	WITNESS' SIGNATURE: /s/ Thomas Stankovich THOMAS STANKOVICH

STATE OF CALIFORNIA  ) ss.
COUNTY OF ORANGE  )

On this 19th day of June, 2006, before me, Don S. Park, Notary Public, personally appeared Radul Radovich, proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person and the entity upon behalf of which the person acted, executed the instrument.

Witness my hand and official seal.

/s/ Don S. Park
Notary Public

[stamp]
Don S. Park
Commission # 1580958
Notary Public - California
Orange County
My Comm. Expires May 21, 2009